Exhibit 99.1

The Michaels Companies Updates Recent Financial Developments

IRVING, Texas, January 20, 2015 — The Michaels Companies, Inc. (NASDAQ: MIK) today released fourth quarter fiscal 2014 recent financial developments.

Net sales for the eleven week period from November 2, 2014 to January 17, 2015 increased 3.5% and comparable store sales increased 1.5% from the comparable prior year period.

For the fourth quarter of fiscal 2014, net sales are expected to be in the range of $1,599 million to $1,605 million with an expected increase in comparable store sales range of 0.8% to 1.2%.  Fourth quarter operating income is expected to be $286 million to $291 million including an estimated $0.7 million in expenses related to the secondary offering.

Forward-Looking Statements:

These expected ranges are preliminary and may change materially. This information is unaudited.  We have not begun our normal quarterly and annual closing and review procedures for the quarter and year ending January 31, 2015, and there can be no assurance that final results for our fourth quarter or annual period will not differ from our expected results, including as a result of post-holiday sales and the impact of inclement weather conditions or as a result of quarter-end and annual closing procedures or review adjustments. In addition, the expectations for this quarter-to-date period and the fourth quarter will be subject to quarter and year-end closing procedures and/or adjustments, and should not be viewed as a substitute for our full interim unaudited and annual audited financial statements prepared in accordance with GAAP. As a result of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this preliminary financial information. This news release includes forward-looking statements which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “imply,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the effect of economic uncertainty, risks associated with our substantial outstanding indebtedness of $3.3 billion, changes in customer demand, risks relating to our failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information, increased competition including internet-based competition from  other retailers, risks relating to our reliance on foreign suppliers, risks relating to how well we manage our business, risks related to our ability to open new stores and increase comparable store sales growth, damage to the reputation of the Michaels brand or our private and exclusive brands, and events that may affect our financial operations in the fourth quarter. Other risks and uncertainties include those identified under the heading “Risk Factors” included in the Company’s Registration Statement on Form S-1 which was filed with the Securities and Exchange Commission (“SEC”) on January 12, 2015, which is available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About The Michaels Companies, Inc.:

The Michaels Companies, Inc. is North America’s largest specialty retailer of arts and crafts. As of January 3, 2015, the Company owns and operates 1,168 Michaels stores in 49 states and Canada and 121 Aaron Brothers stores, and produces 11 exclusive private brands including Recollections®, Studio Decor®, Bead Landing®, Creatology®, Ashland®, Celebrate It®, Art Minds®, Artist’s Loft®, Craft Smart®, Loops & Threads® and Imagin8®.

Investor:

ICR, Inc.

Farah Soi/Anne Rakunas

203.682.8200

Farah.Soi@icrinc.com/Anne.Rakunas@icrinc.com

or

Media:

ICR, Inc.

Michael Fox/Jessica Liddell

203.682.8200

Jessica.Liddell@icrinc.com